EXHIBIT 4.2


                          (Face of Note)

        8-1/2% [Series A] [Series B] Senior Notes due 2005

No.
                                           $_______________
                                           CUSIP NO.


                   Trico Marine Services, Inc.


promises  to  pay  to  __________  or  registered  assigns, the principal sum of ___________ Dollars on August 1, 2005.


        Interest Payment Dates:  February 1 and August 1

              Record Dates:  January 15 and July 15



(SEAL)

                                   Trico Marine Services, Inc.


                                        By_____________________________
                                        Name:
                                        Title:


Trustee's Certificate of Authentication:

This is one of the Notes referred
to in the within-mentioned Indenture.


TEXAS COMMERCE BANK
  NATIONAL ASSOCIATION, as Trustee


By________________________________
     Authorized Signatory


Dated:  ______________________



                        (Back of Note)

       8-1/2% [Series A][Series B] Senior Notes due 2005

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.][1]

          [THE SECURITY  (OR  ITS  PREDECESSOR)  EVIDENCED
     HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION  EXEMPT
     FROM  REGISTRATION  UNDER  SECTION  5  OF  THE UNITED
     STATES  SECURITIES  ACT  OF  1933,  AS  AMENDED  (THE
     "SECURITIES  ACT"), AND THE SECURITY EVIDENCED HEREBY
     MAY NOT BE OFFERED,  SOLD OR OTHERWISE TRANSFERRED IN
     THE  ABSENCE OF SUCH REGISTRATION  OR  AN  APPLICABLE
     EXEMPTION  THEREFROM.  EACH PURCHASER OF THE SECURITY
     EVIDENCED HEREBY  IS  HEREBY NOTIFIED THAT THE SELLER
     MAY BE RELYING ON THE EXEMPTION  FROM  THE PROVISIONS
     OF SECTION 5 OF THE SECURITIES ACT PROVIDED  BY  RULE
     144A   THEREUNDER.    THE   HOLDER  OF  THE  SECURITY
     EVIDENCED  HEREBY  AGREES  FOR  THE  BENEFIT  OF  THE
     COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED
     OR OTHERWISE TRANSFERRED, ONLY (1)  (a)  TO  A PERSON
     WHO  THE  SELLER  REASONABLY  BELIEVES IS A QUALIFIED
     INSTITUTIONAL BUYER (AS DEFINED  IN  RULE  144A UNDER
     THE  SECURITIES  ACT)  IN  A TRANSACTION MEETING  THE
     REQUIREMENTS  OF  RULE  144A,  (b) IN  A  TRANSACTION
     MEETING  THE  REQUIREMENTS  OF  RULE  144  UNDER  THE
     SECURITIES ACT, (c) OUTSIDE THE UNITED  STATES  TO  A
     NON-U.S.   PERSON   IN   A  TRANSACTION  MEETING  THE
     REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT OR (d)
     IN  ACCORDANCE  WITH  ANOTHER   EXEMPTION   FROM  THE
     REGISTRATION REQUIREMENTS OF THE SECURITIES ACT  (AND
     BASED  UPON  AN  OPINION OF COUNSEL IF THE COMPANY SO
     REQUESTS), (2) TO  THE  COMPANY OR (3) PURSUANT TO AN
     EFFECTIVE REGISTRATION STATEMENT  AND,  IN EACH CASE,
     IN ACCORDANCE WITH ANY APPLICABLE SECURITIES  LAWS OF
     ANY   STATE   OF  THE  UNITED  STATES  OR  ANY  OTHER
     APPLICABLE JURISDICTION  AND (B) THE HOLDER WILL, AND
     EACH SUBSEQUENT HOLDER IS  REQUIRED  TO,  NOTIFY  ANY
     PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF
     THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.][2]


**FOOTNOTES**

[1]:. This paragraph should be included only if the Note is issued in global form.

[2]:.  This  paragraph should be removed upon the exchange  of  Series
       A Notes for Series B Notes in the Exchange Offer or upon the transfer of the Series A Notes that have been sold pursuant to the terms of the Shelf Registration contemplated by the Registration Rights Agreement.



     1. Interest. Trico Marine Services, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8 1/2% per annum from July 21, 1997 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and
Liquidated  Damages,  if  any,   semi-annually  in  arrears  on
February 1 and August 1 of each year, commencing February 1, 1998, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment date, except in the case of the original issuance of Notes, in which case interest shall accrue
from  the  date  of  authentication.   The  Company  shall  pay
interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Texas Commerce Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of July 21, 1997 ("Indenture") among the
Company, the Guarantors  and  the  Trustee.   The  terms of the
Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the
Indenture  and such Act for a statement  of  such  terms.   The
Notes are general unsecured obligations of the Company limited to $110,000,000 aggregate principal amount.

     5.   Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to August 1, 2001. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

          Year                                        Percentage
          ----                                        ----------
          2001....................................     104.250%
          2002 ...................................     102.834%
          2003 ...................................     101.417%
          2004 and thereafter.....................     100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5 the Company may at any time prior to August 1, 2001, at its option, redeem the Notes, in whole or in part, at the Make-Whole Price plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date. In addition, at any time prior to July 17, 2000, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price of 108.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that (a) at least $71.5 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption and
(b) each such redemption shall occur within 60 days of the date of the closing of each such Qualified Equity Offering.

     6.   Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7.   Repurchase at Option of Holder.

     (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction that constitutes the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that, if the Company is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, the Company shall only be required to offer to repurchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10.  Persons  Deemed  Owners.   The registered Holder of a
Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the
Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12.  Defaults and Remedies.  Events  of  Default  include:
(i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with Section 4.10, 4.15 or
5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; and provided, further, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, an Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as said rescission does not conflict with such judgment or decree; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Guarantor for any reason; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any Guarantor. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Defeasance. The Notes are subject to defeasance upon the terms and conditions specified in the Indenture.

     14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of July 21, 1997, among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               Trico Marine Services, Inc.
               2401 Fountain View
               Suite 626
               Houston, Texas  77057
               Attention:  Corporate Secretary



                         Assignment Form

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


          (Insert assignee's soc. sec. or tax I.D. no.)








      (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:

                                 Your Signature:

     (Sign exactly as your name appears on the face of this Note)

                                 Signature Guarantee:




                Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          ___ Section 4.10    ____Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section
4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date:_____________           Your Signature:___________________

                  (Sign exactly as your name appears on the Note)

                             Tax Identification No.:___________



                             Signature Guarantee:




                SCHEDULE OF EXCHANGES OF NOTES[3]

The following exchanges of a part of this Global Note for other
Notes have been made:


Date of    Amount of    Amount of    Principal    Signature
Exchange  decrease in  increase in   Amount of        of
           Principal    Principal   this Global   authorized
           Amount of    Amount of       Note      officer of
          this Global  this Global   following    Trustee or
              Note         Note         such         Note
                                      decrease    Custodian
                                        (or
                                     increase)
--------  -----------  -----------   ----------   -----------
**FOOTNOTES**

[3]:.   This  should  be included only if  the  Note  is
issued in global form.